Exhibit 10.11

STRATTEC SECURITY CORPORATION

2024 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT

STRATTEC Security Corporation (the “Company”) hereby grants the undersigned Participant an award of Shares, subject to the terms and conditions described in the STRATTEC Security Corporation 2024 Equity Incentive Plan, effective as of October 25, 2024 and as amended from time to time (the “Plan”), and this Stock Award Agreement (this “Award Agreement”). Capitalized terms that are not defined in this Award Agreement shall have the same meaning as in the Plan. This Award is intended to be an Other Stock-Based Award under the Plan.

1. Name of Participant: _____ (the “Participant”)

2. Grant Date: October 25, 2024 (the “Grant Date”)

3. Number of Shares: 1,298 Shares

4. Vesting of Shares: The Shares shall be fully vested as of the Grant Date.

5. Settlement: The Shares shall be delivered to the Participant as soon as administratively feasible after the Grant Date.

6. Tax Withholding: The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold, or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Shares. To the extent permitted by the Committee, in its sole discretion, this amount may be: (a) withheld from other amounts due to the Participant; (b) withheld from the value of any Shares transferred in connection with this Award; (c) collected directly from the Participant; or (d) withheld using any combination of the methods described in clauses (a), (b), or (c). Subject to the approval of the Committee, the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding. All such elections will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

7. Other Terms and Conditions:

(a) No Right to Continued Service. The granting of the Award shall impose no obligation on the Company or any Affiliate to continue the service of the Participant or interfere with or limit the authority of the Company or any Affiliate, as applicable, to terminate the service of the Participant at any time, which right is expressly reserved.

(b) Requirements of Law. This Award Agreement and the grant of Shares shall be subject to all applicable federal, state, and local laws, rules and regulations (including all applicable federal and state securities laws) and to all required approvals of any governmental agencies or stock exchange, market, or quotation system on which the Shares are then listed or traded.

(c) Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to its conflicts of law provisions.

(d) Entire Agreement; Award Subject to Plan. Except as otherwise described in this Section 7(d), this Award Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Award Agreement. The Shares are subject in all cases to the terms and conditions set forth in this Award Agreement and the Plan, which are incorporated into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern.

(e) Severability. The invalidity or unenforceability of any provisions of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant and the Participant’s legal representatives, heirs, legatees, distributes, assigns and transferees.

(f) Amendment. This Award Agreement may be amended or terminated in accordance with Article XV of the Plan.

(g) Signature in Counterparts. This Award Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the Grant Date.

PARTICIPANT Signature Name:	STRATTEC SECURITY CORPORATION By: Title: __________________________________